UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 17, 2014

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-28000	58-2213805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100 Atlanta, Georgia	30339 - 5949
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): 770-779-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 17, 2014, PRGX Global, Inc. (the “Company”), its wholly-owned subsidiary PRGX USA, Inc. (the Company and PRGX USA, Inc. are collectively referred to as the “Borrowers”), and each of the Company’s subsidiaries that are guarantors (the “Guarantors”) under the Credit Agreement (as defined herein) entered into a Fourth Loan Documents Modification Agreement (the “Amendment”) with SunTrust Bank as Administrative Agent, the sole Lender and Issuing Bank, which amends that certain Revolving Credit and Term Loan Agreement, dated as of January 19, 2010, as amended, by and among the Borrowers and the Lender (the “Credit Agreement”).

Under the terms of the Amendment, the aggregate principal amount of the committed revolving credit facility (the “Revolver”) under the Credit Agreement was increased from $15.0 million to $25.0 million. In addition, the interest rate per annum on outstanding revolving loans, which is comprised of a specified index rate based on the offered rate for one-month U.S. dollar deposits in the London interbank market, plus an applicable margin (the “Applicable Margin”), has been reduced. Under the Credit Agreement, the Applicable Margin had fluctuated between 2.25% and 3.50% per annum depending on the Company’s leverage ratio from time to time. However, the Amendment fixes the Applicable Margin at 1.75% per annum. The Amendment also eliminates the provision limiting availability under the Revolver based on a borrowing base and extends the scheduled maturity of the Revolver to January 16, 2015 (subject to earlier termination as provided therein).

A copy of the Amendment is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the Company’s obligations under the Amendment is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

10.1	Fourth Loan Documents Modification Agreement, entered into as of January 17, 2014, by and among the Borrowers, the Guarantors and the Lender.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: January 24, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Loan Documents Modification Agreement, entered into as of January 17, 2014, by and among the Borrowers, the Guarantors and the Lender.